UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

MARCUS & MILLICHAP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36155	35-2478370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23975 Park Sorrento, Suite 400

Calabasas, California 91302

(Address of Principal Executive Offices including Zip Code)

(818) 212-2250

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2016, Marcus & Millichap, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to announce the promotion of Hessam Nadji to President and Chief Executive Officer of the Company and his appointment to the board of directors and its executive committee, both effective as of March 31, 2016. The Company is amending the Original Form 8-K to disclose the terms of Mr. Nadji’s Employment Agreement (the “Agreement”) effective as of March 31, 2016. At the time of filing the Original Form 8-K, the Agreement was not finalized.

In accordance with the Agreement, Mr. Nadji’s employment is “at will.” Either the Company or Mr. Nadji may terminate the Agreement at any time, with or without cause, upon 15 days’ prior written notice. Mr. Nadji’s base salary will be $50,000 per month and he will be eligible to earn an annual discretionary incentive pursuant to the incentive plan approved for him by the Company’s Compensation Committee for each fiscal year. Mr. Nadji’s annual discretionary incentive is subject to his continued employment through the applicable annual incentive payment date. Mr. Nadji is not entitled to any severance compensation if his employment terminates for any reason. The Agreement also includes terms concerning non-competition, non-solicitation, confidentiality, and arbitration.

A copy of the Agreement is filed as Exhibit 10.21 to this Current Report, and the above description of the Agreement is qualified in its entirety by this reference to the Agreement which is incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

10.21	Hessam Nadji’s Employment Agreement effective as of March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCUS & MILLICHAP, INC.

Date: April 8, 2016	By:	/s/ Martin E. Louie
Martin E. Louie Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

10.21	Hessam Nadji’s Employment Agreement effective as of March 31, 2016.

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